Exhibit 99.1

Charles & Colvard Reports First Quarter 2016 Financial Results

Financial Results Include Reduced Inventory, Increased Cash Position
and Increased Revenue

Conference Call to Be Held Today at 4:30 PM EDT

MORRISVILLE, NC – April 28, 2016 – Charles & Colvard, Ltd. (NASDAQ: CTHR), the original and leading worldwide source of created moissanite jewels, reports financial results for the first quarter ended March 31, 2016. Continuing operations for the quarter and prior year do not include the results of Charles & Colvard Direct, LLC (dba Lulu Avenue®), which are now being reported as a discontinued operation following the sale of certain assets on March 4, 2016 to Yanbal USA, Inc.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “This quarter’s results reflect our renewed and sole focus on moissanite, with strong financial improvements including revenue growth, inventory reduction and an increased cash position. We are thrilled with the demand we’re seeing for Forever One™, our first colorless moissanite jewel. We believe our marketing efforts have improved brand recognition, creating increased awareness and product adoption with channel partners and consumers alike.”

Ms. Miglucci continued, “Included in the first quarter results was a $6.8 million sale of Forever Classic™ loose jewels to our largest customer. This customer purchased $6.4 million of jewelry and loose jewels from us during all of 2015. Not only did this sale during the first quarter contribute to our revenue being the highest quarterly revenue since the fourth quarter of 2006, it also strengthened our balance sheet as we significantly reduced our inventory and improved our cash position. We believe this one-time sale was mutually beneficial to both parties, as our customer secured Forever Classic inventory, while we focus on moving upmarket and positioning ourselves for higher-end retail and consumer-facing opportunities with our colorless stone.”

Ms. Miglucci concluded, “Online purchases of high-end jewelry are continuing to grow as e-commerce becomes more mainstream and consumers with greater discretionary income seek jewelry brands that deliver high-quality, ethically sourced gemstones. We believe Charles & Colvard is well-positioned to reach this customer base and thereby benefit as we compete directly with diamonds for market share. We look forward to continuing our mission of improving revenue, striving toward profitability and increasing shareholder value as we concentrate on our core competencies.”

Financial Highlights for the First Quarter 2016:

•	First quarter 2016 net sales from continuing operations were $11.4 million compared with $7.0 million in the year-ago first quarter, an increase of 62%.
•	Loose jewel net sales from continuing operations were $9.6 million for the quarter, compared with $3.8 million for the year-ago first quarter, an increase of 152%.
•	Finished jewelry net sales from continuing operations were $1.8 million for the quarter, compared with $3.2 million in the year-ago first quarter, a 45% decrease.
•	The Company’s wholesale business net sales increased 70% to $10.1 million, or 88% of sales for the quarter compared with $5.9 million, or 84% of net sales in the year-ago first quarter.
•	The Company’s direct-to-consumer e-commerce business, Moissanite.com, net sales increased 21% to $1.3 million, or 12% of net sales from the year-ago first quarter when it had net sales of $1.1 million, or 16% of net sales.
•	Operating expenses from continuing operations were $3.0 million for the first quarter of 2016, compared with $3.2 million in the year-ago first quarter.
•	Net loss for the first quarter of 2016 was $1.3 million, or $0.06 per share, compared with a net loss of $1.7 million, or $0.08 per share, in the year-ago first quarter.

Financial Position

Cash and liquid investments totaled $11.6 million at March 31, 2016, an increase of $6.3 million from approximately $5.3 million at December 31, 2015. The Company had no debt outstanding as of March 31, 2016. Total inventory, including long-term and consigned inventory, was $25.0 million compared with $32.3 million at December 31, 2015.

Investor Conference Call

The Company will be hosting a conference call and webcast today at 4:30 p.m. EDT. Shareholders and other interested parties may participate in the conference call by dialing 844-875-6912 (international/local participants dial 412-317-6708) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. EDT today. The call will also be broadcast live on the Internet at https://www.webcaster4.com/Webcast/Page/346/14358.

The conference call will be archived for review on the Internet at https://www.webcaster4.com/Webcast/Page/346/14358 and on the Company’s website at http://www.charlesandcolvard.com/investor-relations/events until Thursday, May 12, 2016.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the world’s only source of Forever Classic™, Forever Brilliant®, and Forever One™ moissanite gemstones, which surpass the fire and brilliance of diamonds. Moissanite is unique, available in three color grades (colorless, near-colorless, and faint color), and created from silicon carbide (SiC) crystals for fine jewelry. Charles & Colvard Created Moissanite® is sold with a Certificate of Authenticity and Limited Lifetime Warranty to wholesale distributors, manufacturers, retailers, TV shopping networks, and designers as loose stones or set in a wide variety of quality metal setting options. Charles & Colvard, Ltd. also sells direct to consumers through its wholly owned operating subsidiary, Moissanite.com, LLC. Charles & Colvard, Ltd.’s common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer awareness, acceptance, and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on Cree, Inc. as the sole supplier of the raw material; intense competition in the worldwide jewelry industry; our ability to successfully manage the transition of our President and Chief Executive Officer and other organizational change; our ability to maintain compliance with the continued listing requirements of The Nasdaq Stock Market LLC; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; general economic and market conditions; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; the impact of significant changes in e-commerce opportunities, technology, or models; the failure to evaluate and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Public Relations:

Dian Griesel Int’l.

Susan Forman, Laura Radocaj

212-825-3210

Investor Relations:

Taglich Brothers, Inc.

Christopher Schreiber

212-661-6886

- Financial Tables Follow -

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$11,580,162	$5,274,305
Accounts receivable, net	2,639,594	3,852,651
Inventory, net	10,449,743	10,739,798
Prepaid expenses and other assets	660,088	701,105
Assets related to discontinued operations	72,000	83,000
Total current assets	25,401,587	20,650,859
Long-term assets:
Inventory, net	14,563,790	21,588,622
Property and equipment, net	1,501,524	1,615,683
Intangible assets, net	55,138	71,086
Other assets	246,907	214,588
Total long-term assets	16,367,359	23,489,979
TOTAL ASSETS	$41,768,946	$44,140,838

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,012,549	$3,323,148
Accrued cooperative advertising	65,000	58,000
Accrued expenses and other liabilities	718,570	891,187
Liabilities related to discontinued operations	450,000	349,000
Total current liabilities	3,246,119	4,621,335
Long-term liabilities:
Accrued expenses and other liabilities	683,704	710,223
Accrued income taxes	423,746	420,503
Total long-term liabilities	1,107,450	1,130,726
Total liabilities	4,353,569	5,752,061
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value	54,240,247	54,240,247
Additional paid-in capital – stock-based compensation	13,614,942	13,280,920
Accumulated deficit	(30,439,812)	(29,132,390)
Total shareholders’ equity	37,415,377	38,388,777
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$41,768,946	$44,140,838

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended March 31,
	2016	2015
Net sales	$11,393,271	$7,016,086
Costs and expenses:
Cost of goods sold	9,163,888	4,428,623
Sales and marketing	1,528,585	1,357,944
General and administrative	1,442,695	1,865,363
Research and development	1,868	2,061
Total costs and expenses	12,137,036	7,653,991
Loss from operations	(743,765)	(637,905)
Other (expense) income:
Interest income	-	11
Interest expense	(1,507)	(17)
Gain on sale of long-term assets	-	125
Total other (expense) income, net	(1,507)	119

Loss before income taxes from continuing operations	(745,272)	(637,786)
Income tax net expense from continuing operations	(3,243)	(3,093)
Net loss from continuing operations	(748,515)	(640,879)

Discontinued operations
Loss from discontinued operations	(574,370)	(1,038,572)
Gain on sale of assets from discontinued operations	15,463	-
Income tax benefit from discontinued operations	-	-
Net loss from discontinued operations	(558,907)	(1,038,572)
Net loss	$(1,307,422)	$(1,679,451)

Net loss per common share:
Basic – continuing operations	$(0.04)	$(0.03)
Basic – discontinued operations	(0.02)	(0.05)
Basic – total	$(0.06)	$(0.08)

Diluted – continuing operations	$(0.04)	$(0.03)
Diluted – discontinued operations	(0.02)	(0.05)
Diluted – total	$(0.06)	$(0.08)

Weighted average number of shares used in computing net loss per common share:
Basic	20,730,419	20,107,504
Diluted	20,730,419	20,107,504

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(748,515)	$(640,879)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	146,491	192,347
Stock-based compensation	285,076	357,834
Provision for uncollectible accounts	(93,558)	1,000
Provision for sales returns	(34,000)	(579,000)
Provision for inventory reserves	55,000	204,000
Gain on sale of long-term assets	-	(125)
Changes in operating assets and liabilities:
Accounts receivable	1,340,615	963,744
Inventory	7,259,887	1,210,313
Prepaid expenses and other assets, net	8,698	(186,912)
Accounts payable	(1,310,599)	199,277
Accrued cooperative advertising	7,000	(163,000)
Accrued income taxes	3,243	3,093
Other accrued liabilities	(199,136)	313,904
Net cash provided by operating activities of continuing operations	6,720,202	1,875,596
Net cash used in operating activities of discontinued operations	(744,511)	(584,786)
Net cash provided by operating activities	5,975,691	1,290,810

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(38,505)	(110,097)
Patent, license rights, and trademark costs	-	(6,539)
Proceeds from sale of long-term assets	-	175
Net cash used in investing activities of continuing operations	(38,505)	(116,461)
Net cash provided by (used in) investing activities of discontinued operations	368,671	(7,007)
Net cash provided by (used in) investing activities	330,166	(123,468)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	-	60,000
Net cash provided by financing activities of continuing operations	-	60,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	6,305,857	1,227,342
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,274,305	4,007,341
CASH AND CASH EQUIVALENTS, END OF PERIOD	$11,580,162	$5,234,683

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,507	$17
Cash paid during the period for income taxes	$-	$-